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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-193359 on Form S-4 of our reports dated February 28, 2013 relating to the consolidated financial statements of KKR Financial Holdings LLC and the effectiveness of KKR Financial Holdings LLC's internal control over financial reporting, appearing in the Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 18, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM